Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of February, 2022.

Elbrus Capital Fund III GP S.à r.l.

By:	/s/ Riccardo Zorzetto	/s/ Horiana Secara
Name: Riccardo Zorzetto		Horiana Secara
Title: Managers

Elbrus Capital Fund III A.S.C.SP

By:	/s/ Riccardo Zorzetto	/s/ Horiana Secara
Name: Riccardo Zorzetto		Horiana Secara
Title: Managers

Onlypiece Trading Limited

By:	/s/ Yury Titarenko
Name: Yury Titarenko
Title: Director